UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 25, 2009

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52639	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Nansan Gongli, Nanhuan Road Xushui County, Baoding City Hebei Province, The People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011 - (86) 312-8605508

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 25, 2009, Baoding Shengde Paper Co., Ltd. (“Shengde”), a wholly-owned subsidiary of Orient Paper, Inc., a Nevada corporation (the “Company”), entered into an asset purchase agreement with Hebei Shuangxing Paper Co., Ltd. (“Hebei Shuangxing”) to acquire all of Hebei Shuangxing’s assets, including two coating production lines of digital photo paper, for a purchase price of RMB 93 million (approximately $13.6 million). Of the RMB 93 million, RMB 30 million was paid on behalf of Shengde by Hebei Baoding Orient Paper Milling Company Limited, the operating entity Shengde controls, and the remaining RMB 63 million shall be paid by Shengde by December 31, 2009. A copy of the asset purchase agreement is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01.	Regulation FD Disclosure.

On December 8, 2009, the Company issued a press release announcing the acquisition described in Items 1.01 and 2.01 above. A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Asset Purchase Agreement, dated November 25, 2009, by and between Baoding Shengde Paper Co., Ltd. and Hebei Shuangxing Paper Co., Ltd. (translated).
99.1	Press release dated December 8, 2009, issued by Orient Paper, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2009

ORIENT PAPER, INC.

By:	/s/ Zhenyong Liu
Zhenyong Liu
Chief Executive Officer